      ROSS MILLER
  Secretary of State
  204 N. Carson Street, Suite 4
  Carson City, Nevada  89701-4520
           (775) 684-5708
  Website:  www.nvsos.gov

ARTICLES OF INCORPORATION	Filed in the office of	Document Number 20100924961-34
(PURSUANT TO NRS CHAPTER 78)	/s/ Ross Miller Ross Miller	Filing Date and Time 12/14/2010 3:26 PM
	Secretary of State State of Nevada	Entity Number E0596932010-6

USE BLACK IN ONLY – DO NOT HIGHLIGHT                                                                                                           ABOVE SPACE IS FOR OFFICR USE ONLY
1.	Name of Corporation:	OCTACATION PRODUCTIONS LTD.
2.	Resident Agent FOR Service of Process (check only one box)
[  X ] Commercial Registered Agent:   PARACORP INCORPORATED
                                                                  Name
[    ]  Noncommercial Registered Agent       OR            [   ] Office or Position with Entity
         (name and address below)                                              (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address                                                              City                                Nevada              Zip Code

Mailing Address (if different from street address)                                                                                             City              NevadaZip Code

3.	Shares: (number of shares Corporation is authorized to issue)	Number of Shares Par value Number of shares With par value: 400,000,000 per share: $0.0001 without par value: 0
4.	Names and Addresses of the Board of Directors/Trustees (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than 3 directors/trustees)	1. DARRYL COZAC Name 21 COUNTRY HILLS GARDENS NW CALGARY AB T3K5A4 Street Address City State Zip Code
5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be: ANY LEGAL PURPOSE
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	DARRYL COZAC X /s/ Darryl Cozac Name Signature 21 COUNTRY HILLS CARDENS NW CALGARY AB T3K5A4 Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named Corporation. X PARACORP INCORPORATED 12/14/2010 Authorized signature of Registered Agent or On Behalf of Registered Agent Entity Date
This form must be accompanied by appropriate fees.                                                                                                                       Nevada Secretary of State NRS 78 Articles
                       Revised: 4-10-09